Exhibit 10.2
Contract of No #1 Mining Right Transfer
Serial number of the contract: Laizhou Territorial Resources recover(2003),no.005
Transferor: Laizhou Territorial Resources Bureau
Transferee : Laizhou Jiasheng Dimension Stone, Co. Ltd.
The contract sign spot: Laizhou Territorial Resources Bureau
Signing time: Nov, 20th 2003
Shandong industry and commerce administrative bureau
Under the supervision of Shandong Territorial Resources Bureau

The Contrast for Mining Right Transfer
Article 1. the two parties
Transferor: Laizhou Territorial Resources Bureau
Transferee : Laizhou Jiasheng Dimension Stone, Co. Ltd
Article 2.
 According to the <<Ore Resources Law of People’s Republic of China>>and <<Contract Law of People’s Republic of China>>and some related laws and regulations, this agreement is reached on the basis of consensus of both parties.
The items reached in this contract is actually the fact that the territorial bureau on behalf of the country to transfer the mining right.
Article 3.
 Pursuant to the <<Ore Resources Law of People’s Republic of China>>, transferor sells the mining right of Laizhou Shangjiashan diggings 1# of building stone (granite), (in the following part, it will be abbreviated mining right) to transferee in the form of hanging out shingle assignment.
Article 4.
The diggings sold to the transferee lies 14 kilometers far from southeast of Laizhou, whose total area covers 0.017 square kilometers with from +390m to +328m depth of mining under the govern of Zhacun town , and its boundary is marked by four fiducial marks. (the detail in attachment 1)

Attachment 1.
Serial number of fiducial marks	Coordinate
	X	Y
(1)	4103630	40503746
(2)	4103630	40503906
(3)	4103524	40503830
(4)	4103524	40503670
Mining depth	From +390m to +328m
Note: producing position should be indicated for coal enterprise.

Article 5. The transferee takes over the mining right with the cost of capitalized RMB 250000 YUAN, (the ordinary form of a Chinese numeral: 250 thousand Yuan).
Article 6. fees for assignment is agreed to be paid at twice.
The first time, the transferee pay capitalized RMB 83500 YUAN (the ordinary form of a Chinese numeral:83.5 thousand Yuan). for the mining right of diggings B as of the date of contract taking effect.( computational formula: the price for diggings B mining right=final price×diggings B mine quantity 114.2 thousand cubic meters/total mine quantity 521.6 thousand cubic meters). Pay with cash.
Fees for assignment is agreed to be paid before 31st, May,2008 or within 6 months after the completion of exploration of diggings B. The accurate amount of money will be evaluated on the diggings A by authorized mining evaluation agency in due course.
Article 7.
If transferee pays for the transferor by bank transfer, it be subject to the date when the money reaches the bank account.
Article 8.
Within ten days when the transferee pays the total amounts of assignment fee or the first time assignment fee with regards of the contract, it is legal and reasonable for the transferee to consult about the relevant information and get certain materials with this mining right transfer contract and pay order.
Article 9.
The relevant materials which should be given to the transferee by the transferor can be found in attachment 2.
Article 10.
On getting the materials listed on the attachment 2, transferee can apply for the territorial resources administrative office to authorize the mining area.
Article 11.
The transferee is allowed to manage the Mine construction project determination and establishment within the advanced dating and legally marked mining area. Besides the relevant ore resources exploration and utilization plan, the report on impact on environment, comment report of mine geology on environment are worked out by conforming to the law. After approval, the application from the territorial bureau can be carried out and register.
Article 12.
The transferor will give away the transferee the mining license within the prescribed time.
Attachment 2
Serial number	Material	copies	remark
1	Material on geologic general investigation	1
2	Chart for mining area	4

Article 13.
The transferee pays the first time assignment fee in terms of law and gets the mining license. After turning legal person for mining, the exploration on diggings B can be carried out. It is not allowed for the transferee to explore diggings A, not to mention transfer the mining right to others before paying the second time assignment fee.
Article 14.
The mining exploration activities should be carried out within the boundary of laws and regulations, and go mining in terms of the approved exploration and utilization plan under the supervision of the territorial resources administrative bureau.
Article 15.
The transferee should pay the ore resources compensation, resource tax, etc in terms of laws and regulations during the mining exploration process.
Article 16.
The mining right won’t expire within five years. If the diggings B is explored completely within five years, the mining right under the contract terminates till the day of completing the exploration of diggings B.
Article 17.
The day when the contract expires, the mining contract is no longer valid and the transferor will take away the mining right unconditionally.
Article 18.
Liabilities for breach of contract
Transferee ought to pay assignment fee for mining right pursuant to the agreements of the contract. If fees for assignment are not paid on time, the fine for delayed payment will be calculated by 0.2% of the paying accounts. If the payment delays by six months, the transferor has the right to cancel the contract and take away the mining right and not pay back the down payment. At the same time, the transferee bears all the losses due to the breach of contract. If the transferor does not give away the transferee mining license or delay it by 6 months so as to affect transferee’s mining right, the transferee has the right to require the transferor to carry out or cancel the contract. Should the contract be cancelled, the transferor ought to refund the assignment fee and compensates the double amount of down payment and bears the direct economic loss. If the transferee does not pay the second time payment, that is the exploration of diggings A or transferring the mining right, the transferor should pay fine for breach of the contract. The total amounts of fine comes to capitalized RMB 200000 (the ordinary form of a Chinese numeral:200 thousand Yuan).
Article 19.
Force majeure
If the contract is blocked by the force majeure, one party should report to another party about the conditions and situation in written form within ten days after the ending of the force majeure. (holidays postponed). Should the two parties of contract can not carry out the contract or part of it due to force majeure, no one is to blame. Anyway, both parties should take necessary measures to eliminate the loss. During the postponed period, it is subject to the party in breach who bears all the losses.

Article 20.
When the party concerned changes his name, address, deposit bank and account number or other important items, he should send the cause for changes and what the changes bring to another party concerned in the written form within 15 days. If the party who changes causes damage to another party due to delayed notice, the changed party should bear full responsibility for all the consequences arise therefrom.
Article 21
If any dispute during the operation of the contract, the two parties should try to reach agreements on the basis of consultancy. If the agreement fails to reach, resort to the 2nd items in this article.
1.  refer to the Arbitration Commission
2.  institute legal proceedings in people’s court in terms of law.
Article 22.
The contract takes effect from the day when it is signed and stamped.
Article 23.
This contract is in quadruplicate, two copies for each party.
Article 24.
This contracts amount to five pages with attachment, and subject to Chinese version.
Article 25.
The number concerned in this contract should be recorded in capitalized numerals and the ordinary form of Chinese numeral. If any disagreement, subject to the capitalized numerals.
Article 26.
The matters not related in this contract will be supplemented in the form of attachment after discussion and consultancy. The attachment has equal legal power as this contract.

Transferor: Laizhou Territorial Resources Bureau (Stamp)
Address : No.28, Jianxin East Street, Laizhou City
Legal representative:

authorized proxy(signature)
phone:2211185
fax number: 2237415
deposit account:
accounting number:
postal code:261400

Transferee:(Stamp) Laizhou Jiasheng Dimension Stone, Co, Ltd
Address : Zhacun town, Laizhou
Legal representative:

authorized proxy(signature)
phone:
fax number :
deposit bank
accounting number
postal code

signing time:20th,Nov,2003